UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Sontra Medical Corporation

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Preliminary Copy

SONTRA MEDICAL CORPORATION

10 Forge Parkway

Franklin, Massachusetts 02038

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on May 24, 2005

To the Shareholders of Sontra Medical Corporation:

Notice is hereby given that the Annual Meeting of Shareholders of Sontra Medical Corporation, a Minnesota corporation (the “Company”), will be held at 1:00 p.m., local time, on Tuesday, May 24, 2005, at the offices of the Company located at 10 Forge Parkway, Franklin, Massachusetts, to consider and act upon the following proposals:

1.	To elect seven directors to the Company’s Board of Directors;

2.	To approve an amendment to the Company’s Second Amended and Restated Articles of Incorporation to increase the number of shares of Common Stock authorized for issuance from 40,000,000 to 60,000,000 shares;

3.	To ratify the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the current fiscal year ending December 31, 2005; and

4.	To transact such other business, if any, as may properly come before the meeting or any adjournments thereof.

The Board of Directors has no knowledge of any other business to be transacted at the meeting.

Only holders of record of the Company’s Common Stock, $.01 par value per share, at the close of business on April 1, 2005 are entitled to notice of and to vote at the meeting. All shareholders are cordially invited to attend the meeting in person. To ensure your representation at the meeting, however, you are urged to mark, sign and date the enclosed proxy card and return it in the enclosed postage-prepaid envelope. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting. Any shareholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

By Order of the Board of Directors,

Sean Moran, Secretary

Franklin, Massachusetts

April [    ], 2005

Preliminary Copy

SONTRA MEDICAL CORPORATION

10 Forge Parkway

Franklin, Massachusetts 02038

PROXY STATEMENT

For the Annual Meeting of Shareholders

To be held on May 24, 2005

General

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Sontra Medical Corporation, a Minnesota corporation (the “Company”), for use at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 1:00 p.m., local time, on Tuesday, May 24, 2005, at the offices of the Company located at 10 Forge Parkway, Franklin, Massachusetts, or at any adjournments thereof. The Notice of Annual Meeting, this Proxy Statement, the accompanying proxy card and the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 are expected to be first sent or given to shareholders commencing on or about April [    ], 2005. The Company’s principal executive offices are located at 10 Forge Parkway, Franklin, Massachusetts 02038 and its telephone number is (508) 553-8850.

Solicitation

The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. The Company may engage a paid proxy solicitor to assist in the solicitation. Copies of solicitation materials will be furnished to brokerage houses, nominees, fiduciaries and custodians to forward to beneficial owners of the Company’s Common Stock, $.01 par value per share (the “Common Stock”), held in their names. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of stock for their reasonable expenses in forwarding solicitation materials to such beneficial owners. In addition to the original solicitation of proxies by mail, the Company’s directors, officers and other employees may, without additional compensation, solicit proxies by telephone, facsimile, electronic communication and personal interviews.

Record Date, Outstanding Shares and Voting Rights

The Board of Directors has fixed April 1, 2005 as the record date for determining holders of Common Stock who are entitled to vote at the Annual Meeting. As of the record date, the Company had approximately [            ] shares of Common Stock outstanding and entitled to be voted. Each share of Common Stock entitles the record holder to one vote on each matter to be voted upon at the Annual Meeting. A majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum. Votes withheld, abstentions and broker non-votes shall be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

The affirmative vote of the holders of a plurality of the votes cast at the Annual Meeting is required for the election of directors (Proposal No. 1). The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and voting on the matter is required to approve the amendment to the Company’s Second Amended and Restated Articles of Incorporation (Proposal No. 2) and to ratify the appointment of the Company’s independent registered public accounting firm (Proposal No. 3).

Shares which abstain from voting on a particular matter and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter (“broker non-votes”) will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and broker non-votes will have no effect on the voting for the election of directors, on the voting to approve the amendment to the Company’s Second Amended and Restated Articles of Incorporation, or on the voting to ratify the appointment of Wolf & Company, P.C. (“Wolf & Company”) as the Company’s independent registered public accounting firm.

The Board of Directors of the Company unanimously recommends a vote “FOR” the election of the seven director nominees named herein, “FOR” the approval of the amendment to the Company’s Second Amended and Restated Articles of Incorporation, and “FOR” the ratification of the appointment of Wolf & Company as the Company’s independent registered public accounting firm.

To vote by mail, please sign, date and complete the enclosed proxy card and return it in the enclosed envelope. No postage is necessary if the proxy card is mailed in the United States. If you hold your shares through a bank, broker or other nominee, they will give you separate instructions for voting your shares.

Revocability of Proxy and Voting of Shares

Any shareholder giving a proxy has the power to revoke it at any time before it is exercised. The proxy may be revoked by filing with the Secretary of the Company, at the principal executive offices of the Company, 10 Forge Parkway, Franklin, Massachusetts 02038, an instrument of revocation or a duly executed proxy bearing a later date. The proxy may also be revoked by attending the Annual Meeting and voting in person. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the shareholder’s instructions indicated on the proxy card. If no instructions are indicated, the proxy will be voted:

•	FOR the election of the seven director nominees named herein;

•	FOR the approval of the amendment to the Company’s Second Amended and Restated Articles of Incorporation to increase the number of shares of Common Stock authorized for issuance from 40,000,000 to 60,000,000 shares;

•	FOR the ratification of the appointment of Wolf & Company as the Company’s independent registered public accounting firm for the current fiscal year; and

•	In accordance with the judgment of the proxy holders as to any other matter that may be properly brought before the Annual Meeting or any adjournments thereof.

All shares represented by proxies will be voted in accordance with the shareholders’ instructions, and if no choice is specified, the shares represented by proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting of Shareholders.

The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the meeting upon which a vote may properly be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies.

Securities Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of our Common Stock and Series A Convertible Preferred Stock, $.01 par value per share (the “Series A Preferred Stock”), as of February 28, 2005 (except as otherwise provided below) by the following individuals or entities: (i) each shareholder known to us to beneficially own more than 5% of the outstanding shares of our Common Stock; (ii) the Chief Executive Officer and one other executive officer (the “Named Executive Officers”); (iii) each director; and (iv) all our current executive officers and directors, as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire currently or within 60 days after February 28, 2005 through the exercise of any stock option or other right, including upon the conversion of shares of Series A Preferred Stock and the exercise of warrants to purchase shares of Common Stock. Such shares are deemed outstanding for computing the percentage ownership of the person holding such options or rights, but are not deemed outstanding for computing the percentage ownership of any other person. As of February 28, 2005, there were issued and outstanding 22,179,904 shares of our Common Stock and 73,334 shares of our Series A Preferred Stock.

	Amount and Nature of Beneficial Ownership of Common Stock			Amount and Nature of Beneficial Ownership of Series A Preferred Stock(3)
Name and Address of Beneficial Owner(1)	Number of Shares(2)		Percentage of Class	Number of Shares(2)	Percentage of Class
Essex Woodlands Health Ventures Fund IV, L.P.(4) 15001 Walden Road, Suite 101 Montgomery, TX 77356	1,398,086	(5)	6.3%	—	—
Basso GP, LLC 1266 East Main Street Stamford, CT 06902	1,329,947	(6)	5.9%	—	—
Michael R. Wigley(4)	1,771,955	(7)	7.8%	—	—
Gary S. Kohler(4)	899,674	(8)	4.0%	33,334	45.5%
Robert S. Langer(4)	654,414	(9)	2.9%	—	—
Joseph F. Amaral	67,500	(10)	*	—	—
Brian F. Sullivan	50,000	(10)	*	—	—
Gerard E. Puorro	50,000		*	—	—
Thomas W. Davison	736,552	(11)	3.2%	—	—
Sean F. Moran	205,286	(12)	*	—	—
All directors and executive officers as a group (8 persons)	4,340,056		18.1%	33,334	45.5%

*	Less than one percent.
(1)	Unless otherwise indicated, the address for each beneficial owner is c/o Sontra Medical Corporation, 10 Forge Parkway, Franklin, MA 02038.
(2)	The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below.
(3)	Each share of Series A Preferred Stock is initially convertible into one share of Common Stock, subject to adjustment in certain events.
(4)	Shares beneficially owned by the indicated shareholder are subject to the provisions of the Director Voting Agreement, dated as of June 20, 2002, which provides for the election of Gary S. Kohler and Michael R. Wigley as directors of the Company. The Director Voting Agreement does not impact the voting of such shares on any proposal contained in this Proxy Statement other than as set forth in the preceding sentence. The Director Voting Agreement shall terminate immediately following the Annual Meeting. The indicated shareholder may be deemed to beneficially own all shares beneficially owned by all parties to the Director Voting Agreement. The indicated shareholder disclaims beneficial ownership of any such additional shares, and such disclaimed shares are excluded.
(5)	Includes 100,000 shares that may be acquired within 60 days upon the exercise of warrants issued in 2003. Excludes 67,500 shares of Common Stock which Martin P. Sutter, a former member of the Board of Directors of the Company, may acquire within 60 days upon exercise of stock options of which Essex Woodlands Health Ventures Fund IV, L.P. disclaims any beneficial ownership. Mr. Sutter is a managing member of Essex Woodlands Health Ventures Fund IV, L.L.C., which is the general partner of Essex Woodlands Health Ventures Fund IV, L.P.

(6)	Based on the information provided by Basso GP, LLC in its Schedule 13G filed with the SEC on January 5, 2005. Consists of (i) 697,060 shares held by Basso Multi-Strategy Holding Fund Ltd., (ii) 278,824 shares that may be acquired within 60 days upon the exercise of warrants issued in 2004 and held by Basso Multi-Strategy Holding Fund Ltd., (iii) 185,295 shares held by Basso Private Opportunity Holding Fund Ltd., (iv) 74,118 shares that may be acquired within 60 days upon the exercise of warrants issued in 2004 and held by Basso Private Opportunity Holding Fund Ltd., and (v) 93,750 shares that may be acquired within 60 days upon the exercise of warrants issued in 2003 and held by Basso Private Opportunity Holding Fund Ltd. Basso GP, LLC is the general partner of each of the investment managers of Basso Multi-Strategy Holding Fund Ltd. and Basso Private Opportunity Holding Fund Ltd. The controlling persons of Basso GP, LLC are Howard Fischer, Philip Platek, John Lepore and Dwight Nelson.
(7)	Includes (i) 316,666 shares that may be acquired by Mr. Wigley within 60 days upon the exercise of stock options (including 95,325 shares that may be acquired by Mr. Wigley upon the exercise of stock options granted by Mr. Kohler), (ii) 164,429 shares held by Mr. Wigley as custodian for the benefit of his children, (iii) 210,753 shares held by corporations of which Mr. Wigley and his wife are majority stockholders, (iv) 123,530 shares of Common Stock which Mr. Wigley may acquire within 60 days upon exercise of warrants, (v) 55,000 shares of Common Stock which may be acquired within 60 days upon exercise of warrants held by Mr. Wigley as custodian for the benefit of his children, and (vi) an aggregate of 168,530 shares of Common Stock which may be acquired within 60 days upon exercise of warrants held by corporations of which Mr. Wigley and his wife are majority stockholders. Mr. Wigley disclaims beneficial ownership of the shares held by him as custodian for the benefit of his children.
(8)	Includes (i) 85,000 shares that may be acquired by Mr. Kohler within 60 days upon the exercise of stock options, (ii) 20,000 shares held by Mr. Kohler as custodian for the benefit of his children, (iii) 33,334 shares of Common Stock which Mr. Kohler may acquire within 60 days upon conversion of shares of Series A Preferred Stock, and (iv) 33,334 shares of Common Stock which Mr. Kohler may acquire within 60 days upon exercise of warrants.
(9)	Includes (i) 92,135 shares that may be acquired by Dr. Langer within 60 days upon the exercise of stock options, (ii) 28,905 shares held by Laura Langer as custodian for Dr. Langer’s minor children and (iii) 33,333 shares of Common Stock which Dr. Langer may acquire within 60 days upon exercise of warrants.
(10)	Consists of shares that may be acquired within 60 days upon the exercise of stock options.
(11)	Includes 641,453 shares that may be acquired by Dr. Davison within 60 days upon the exercise of stock options.
(12)	Includes 171,426 shares that may be acquired by Mr. Moran within 60 days upon the exercise of stock options.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors is currently fixed at seven members. As set forth in the following table, the Board of Directors has nominated and recommended Messrs. Thomas W. Davison, Joseph F. Amaral, Gary S. Kohler, Robert S. Langer, Gerard E. Puorro, Brian F. Sullivan and Michael R. Wigley to hold office until the next annual meeting of shareholders. All directors will hold office until their successors have been duly elected and qualified or until their earlier death, resignation or removal. Each of the foregoing nominees is currently serving as a director of the Company. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for the nominees will be voted FOR the election of the seven nominees. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve, but if such should be the case, the proxies may be voted for the election of a substitute nominee.

Name and Year Director First Became a Director	Position(s) with the Company
Thomas W. Davison (2002)	President, Chief Executive Officer and Director
Joseph F. Amaral (2003)	Director
Gary S. Kohler (1989)	Director
Robert S. Langer (2002)	Director
Gerard E. Puorro (2004)	Director
Brian F. Sullivan (2004)	Director
Michael R. Wigley (1998)	Director

As discussed in the section titled “Director Voting Agreement” below, certain of our directors and shareholders are parties to an agreement pursuant to which such persons have agreed to vote their shares for the election of Messrs. Wigley and Kohler as directors at the Annual Meeting.

The Board of Directors Recommends a Vote “FOR” each of the Nominees Listed Above.

Directors and Executive Officers

The current directors standing for reelection and executive officers of the Company are as follows:

Name	Age	Position(s) with the Company
Thomas W. Davison	58	President, Chief Executive Officer and Director
Sean F. Moran	47	Chief Financial Officer
Joseph F. Amaral(1)(2)(3)	49	Director
Gary S. Kohler	48	Director
Robert S. Langer	56	Director
Gerard E. Puorro(1)	57	Director
Brian F. Sullivan(1)(2)	43	Director
Michael R. Wigley(2)(3)	51	Director

(1)	Member of Audit Committee of the Board of Directors.
(2)	Member of Compensation Committee of the Board of Directors.
(3)	Member of Nominating Committee of the Board of Directors.

Set forth below is a biographical description of each director and executive officer of the Company based on information supplied by each of them.

Dr. Davison has served as Chief Executive Officer, President and a director since June 2002. Prior to that, Dr. Davison was the chief executive officer of Sontra Medical, Inc. from May 2002. Dr. Davison previously was founder and chief executive officer of Endius, Inc. (1996-2002), a company focused on minimally invasive spine surgery. Prior to his employment at Endius, Dr. Davison was founder and president of UltraCision Inc., a recognized technology leader in laparoscopic surgical instruments, from November 1988 to 1995. UltraCision was acquired by Ethicon Endosurgery, a Johnson & Johnson company, in November 1995, at which time Dr. Davison became vice president of strategic applications of UltraCision for Ethicon Endosurgery. Dr. Davison has also held during his thirty-year career various marketing and technical positions within the medical device and healthcare industry. Dr. Davison holds a B.A. in Biology/Chemistry and a Ph.D. in Mammalian Physiology from Kent State University.

Mr. Moran joined us as Chief Financial Officer in June 2002. Previously, Mr. Moran was chief financial officer of SatCon Technology Corporation, a company focused on the development and manufacture of high power electronics, from 2000 through 2002. Prior to his employment with SatCon, Mr. Moran was the chief financial officer of Anika Therapeutics, Inc., a company focused on therapeutic medical devices, from 1993 to 2000. Mr. Moran, a Certified Public Accountant, holds a B.S. in Business Administration and a M.B.A. from Babson College.

Dr. Amaral has served as a director since 2003. Since April 2000, Dr. Amaral has been the president and chief executive officer of the Rhode Island Hospital in Providence, Rhode Island, and the president of the Rhode Island Hospital Foundation, playing an active role in fundraising. Prior to that, Dr. Amaral was chief of surgery at Rhode Island Hospital from September 1999 through September 2000. From January 1992 to April 2000, Dr. Amaral was the director of minimally invasive surgery at Rhode Island Hospital. Dr. Amaral received his B.S. from Providence College in 1977 and his M.D. from Brown University in 1981. Dr. Amaral is also a professor in the Department of Surgery at Brown University.

Mr. Kohler has served as a director since 1989. He was a founder of ChoiceTel Communications, Inc., a pay telephone provider and our corporate predecessor, and its chairman from its inception in 1989 until the merger with Sontra Medical, Inc. in June 2002. Mr. Kohler is a partner and portfolio manager of Pyramid Trading, L.P., a broker-dealer registered on the Chicago Board Options Exchange, which he joined in October 1999. Prior to that he served as a managing director of Second Avenue Capital Management, a money management company, from December 1998 through September 1999. Prior to that he served as president of Kohler Capital Management from October 1997 through November 1998. Mr. Kohler serves on the boards of Printware, Inc. and 21st Century Wireless Corporation, as well as other private companies. Mr. Kohler holds a B.A. from the University of Minnesota and a M.B.A. degree from Cornell University.

Dr. Langer has served as a scientific consultant and director since June 2002. Dr. Langer is currently the Chairman of the Company’s Scientific Advisory Board. Dr. Langer is a co-founder of Sontra Medical, Inc. and, since 1998, has served as a director and consultant of Sontra Medical, Inc. Since 1979, Dr. Langer has been Germeshausen Professor of Chemical and Biomedical Engineering at the Massachusetts Institute of Technology. Dr. Langer is also currently a director of Momenta Pharmaceuticals, Inc., a biotechnology company developing drugs based on sugar sequencing technology, Boston Life Sciences, Inc., a company focused on research and development of therapeutic and diagnostic products, and Wyeth, a pharmaceutical and consumer healthcare products company. Dr. Langer received his B.S. from Cornell University in 1970 and his Ph.D. from MIT in 1974, both in chemical engineering.

Mr. Puorro has served as a director since 2004. Since April 1993, Mr. Puorro has been President and Chief Executive Officer of Candela Corporation, a developer of advanced aesthetic laser systems. From December 1992 until April 1993, Mr. Puorro was Senior Vice President, Chief Financial Officer and Chief Operating Officer of Candela, and from April 1989 until December 1992, Mr. Puorro was Senior Vice President and Chief Financial Officer of Candela. Prior to joining Candela, Mr. Puorro was Vice President and Controller at Massachusetts Computer Corporation, a manufacturer of micro-supercomputers. Mr. Puorro is also a director of Candela Corporation.

Mr. Sullivan has served as a director since 2004. Since December 2002, Mr. Sullivan has served as President and Chief Executive Officer of SterilMed, Inc., a reprocessor of medical devices. From February 2001 to June 2002, Mr. Sullivan was a candidate for Governor of Minnesota. From October 1999 to January 2003, Mr. Sullivan was Co-Chairman of SimonDelivers.com, an on-line grocery store. In 1986, Mr. Sullivan co-founded Recovery Engineering, Inc., a manufacturer of consumer drinking water products, and served as Chairman and Chief Executive Officer until it was sold to The Procter & Gamble Company in 1999. Mr. Sullivan is also a director of Entegris, Inc., a materials integrity management company. Mr. Sullivan received his B.A. in economics from Harvard University in 1986.

Mr. Wigley has served as a director since 1998. Since 1989, Mr. Wigley has been president and chief executive officer of Great Plains Companies, Inc., a diversified holding company. Mr. Wigley has B.S. and B.C.E. degrees from the University of Minnesota and holds a M.S. degree from Stanford University and a M.B.A. degree from Harvard Business School. Mr. Wigley serves on the boards of several private and non-profit organizations and is a regent of Luther College.

Executive officers of the Company are elected on an annual basis by the Board of Directors to serve at the pleasure of the Board of Directors and until their successors have been duly elected and qualified.

Director Voting Agreement

On June 20, 2002, we consummated a business combination (the “Merger”) with Sontra Medical, Inc. (“SMI”) pursuant to the terms of an Agreement and Plan of Reorganization, dated as of February 27, 2002, as amended, by and among SMI, the Company and CC Merger Corp., a wholly owned subsidiary of the Company (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, CC Merger Corp. was merged with and into SMI with the result that SMI survived as a wholly owned subsidiary of the Company. Following the Merger, we changed our name to Sontra Medical Corporation and began operating in SMI’s line of business.

As a condition to closing the Merger, certain of our directors and shareholders entered into an agreement with Michael Wigley and Gary Kohler providing that those directors and shareholders will vote any shares of our Common Stock beneficially owned by them following the Merger to maintain the election of Michael Wigley and Gary Kohler to our Board of Directors. The director voting agreement shall terminate immediately following the Annual Meeting. None of our shareholders who are parties to the director voting agreement have been paid any additional consideration in connection with the execution of the director voting agreement.

The Board of Directors and its Committees

The Board of Directors met five times (including by telephone conference) during the fiscal year ended December 31, 2004. During the fiscal year ended December 31, 2004, each of our incumbent directors attended at least 75 percent of the total number of meetings of the Board of Directors and all committees of the Board of Directors on which he served.

The Board of Directors has an Audit Committee, which assists the Board of Directors in fulfilling its responsibilities to shareholders concerning the Company’s financial reporting and internal controls, and facilitates open communication among the Audit Committee, Board of Directors, outside auditors and management. The Audit Committee discusses with management and the Company’s outside auditors the financial information developed by the Company, the Company’s systems of internal controls and the Company’s audit process. The Audit Committee is solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The independent auditors meet with the Audit Committee (both with and without the presence of the Company’s management) to review and discuss various matters pertaining to the audit, including the Company’s financial statements, the report of the independent auditors on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by the Company. The Audit Committee preapproves all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor. The Audit Committee coordinates the Board of Directors’ oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of conduct. The Audit Committee is charged with establishing procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Audit Committee reviews all related party transactions on an ongoing basis, and all such transactions must be approved by the Audit Committee. The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. The Board of Directors has adopted a written charter for the Audit Committee, which is available in the corporate governance section of the Company’s website at www.sontra.com. The Audit Committee currently consists of Messrs. Puorro, Amaral and Sullivan, each of whom is independent as defined under applicable Nasdaq listing standards. The Audit Committee met six times during fiscal 2004.

The Board of Directors has a Compensation Committee, which administers the Company’s stock option and incentive plans and approves salaries, bonuses and other compensation arrangements and policies for the Company’s officers, including the chief executive officer. The Board of Directors has adopted a written charter for the Compensation Committee, which is available in the corporate governance section of the Company’s website at www.sontra.com. The Compensation Committee consists of Messrs. Wigley, Amaral and Sullivan. The Compensation Committee met six times during fiscal 2004.

The Board of Directors has a Nominating Committee, which identifies individuals qualified to become directors and selects the persons to be nominated by the Board of Directors for election as directors. The Board of Directors has adopted a written charter for the Nominating Committee, which is available in the corporate governance section of the Company’s website at www.sontra.com. In recommending candidates for election to the Board of Directors, the Nominating Committee considers nominees recommended by directors, officers, employees, shareholders and others, using the same criteria to evaluate all candidates. The Nominating Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board of Directors. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nominating Committee would recommend the candidate for consideration by the full Board of Directors. The Nominating Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees. The Board of Directors requires that all nominees for the Board of Directors have a reputation for integrity, honesty and adherence to high ethical standards. In addition, nominees should also have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company. The Nominating Committee will consider nominees for the Board of Directors recommended by shareholders. Shareholders wishing to propose director candidates for consideration by the Nominating Committee may do so by writing to the Secretary of the Company and providing information regarding such candidate, including the candidate’s name, biographical data and qualifications. The Nominating Committee screens all potential candidates in the same manner regardless of the source of the recommendation. We have made no material changes to the procedures by which shareholders may recommend nominees to our Board of Directors, as described in our most recent proxy statement. The Nominating Committee consists of Messrs. Wigley and Amaral, each of whom is independent as defined under applicable Nasdaq listing standards. The Nominating Committee met three times during fiscal 2004.

Due to the size of the Company and its relatively small shareholder base, the Company has no formal process for shareholders to send communications to the Board of Directors. Shareholders may send written communications to the Board of Directors or any individual member to the Company’s offices, 10 Forge Parkway, Franklin, MA 02038. All such communications will be relayed accordingly, except for mass mailings, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material.

Historically, the Company has held board meetings at the time of its annual meetings of shareholders and has requested that its directors attend the annual meeting of shareholders. Six out of seven members of the Board of Directors attended the 2004 annual meeting of shareholders.

Director Compensation

Directors who are neither employees nor consultants of the Company receive cash compensation of $2,500 per in-person Board meeting attended. Committee members receive cash compensation of $500 per in-person committee meeting attended that falls on a date other than the date of a Board meeting. The Chairman of the Board also receives cash compensation of $2,500 per month. Currently, Messrs. Amaral, Kohler, Langer, Puorro, Sullivan and Wigley are non-employee, non-consultant directors. All directors are reimbursed for reasonable out-of-pocket expenses incurred in attending board and committee meetings.

Dr. Langer is the Chairman of the Company’s Scientific Advisory Board and in such capacity receives cash compensation of $10,000 per quarter.

Directors who are neither employees nor consultants of the Company also receive an initial option grant of 50,000 shares upon initial election to the Board and an annual option grant to purchase 17,500 shares of our Common Stock (each at an exercise price equal to the fair market value of our Common Stock on the date of grant). All such options shall be fully vested upon grant and shall be exercisable for a term of ten years. All directors are also eligible to participate in our 1997 Long-Term Incentive and Stock Option Plan and our 2003 Stock Option and Incentive Plan. Upon retirement from the Board of Directors of the Company, 100% of any unvested stock options held by a non-employee director shall vest and become fully exercisable in accordance with the remaining terms of the applicable option plan and option agreement.

On May 19, 2004, the Company granted the following options to purchase shares of Common Stock at an exercise price of $1.99 per share, all of which were fully vested upon grant:

Director Name	Number of Shares
Joseph F. Amaral	17,500
Gary S. Kohler	17,500
Robert S. Langer	17,500
Gerard E. Puorro	50,000
Brian F. Sullivan	50,000
Michael R. Wigley	50,833

On May 26, 2004, Mr. Puorro exercised his option in full and now holds 50,000 shares of Common Stock.

PROPOSAL 2

APPROVAL OF AMENDMENT TO

SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION

The Company’s Second Amended and Restated Articles of Incorporation (the “Articles of Incorporation”), currently authorizes the issuance of 40,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. On February 15, 2005, the Board of Directors adopted resolutions, subject to shareholder approval, proposing that the Articles of Incorporation be amended to increase the authorized number of shares of Common Stock to 60,000,000 shares. As of February 28, 2005, the Company had 22,179,904 shares of Common Stock outstanding, approximately 100,000 shares of Common Stock reserved for future issuance upon the conversion of outstanding shares of Series A Preferred Stock and the payment of dividends thereon, approximately 7,424,749 shares of Common Stock reserved for future issuance upon the exercise of outstanding Common Stock Purchase Warrants, and approximately 4,803,129 shares of Common Stock reserved for future issuance under the Company’s stock benefit plans, including pursuant to outstanding stock options. Based on the foregoing, as of February 28, 2005, the Company had approximately 5,492,218 shares of Common Stock authorized under the Articles of Incorporation remaining available for other purposes.

Proposed Amendment to Articles of Incorporation

The Board of Directors has adopted resolutions setting forth the proposed amendment to the first paragraph of Article 3 of the Articles of Incorporation (the “Amendment”), the advisability of the Amendment, and a call for submission of the Amendment for approval by the Company’s shareholders at the Annual Meeting. The following is the text of the first paragraph of Article 3 of the Articles of Incorporation, as proposed to be amended:

“ARTICLE 3. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 70,000,000 shares, consisting of 60,000,000 shares of Common Stock with a par value of $.01 per share (the “Common Stock”) and 10,000,000 shares of Preferred Stock with a par value of $.01 per share (the “Preferred Stock”).”

Purpose and Effect of the Proposed Amendment

The Board of Directors believes that the availability of additional authorized shares of Common Stock will provide the Company with flexibility to issue capital stock for a variety of corporate purposes, including but not limited to equity financings, convertible security financings, acquisitions effected through the use of stock, and the grant of options and other stock-based compensation to employees. The Board of Directors believes that the proposed increase in the number of authorized shares is necessary and appropriate to provide the Company with the flexibility to accomplish these and other business and financial objectives in the future without incurring the expense of a special shareholder meeting or delaying such activities until the next annual meeting, except as may be required in particular cases by the Company’s charter documents, applicable law or the rules of any stock exchange or national securities association trading system on which the Company’s securities then may be listed.

Other than as permitted or required by the Company’s employee benefit plans and under outstanding convertible securities, warrants and options, the Company currently does not have any plans, commitments, agreements or undertakings to issue any additional shares of capital stock for any purposes.

If Proposal 2 is approved by the shareholders, the Board of Directors will have the ability to authorize the issuance of the additional shares and to determine the terms of such issuance in its sole discretion without obtaining shareholder approval, except where shareholder approval is required by the rules of any stock exchange or national securities association trading system or by state law. Other than the holders of Series A Preferred Stock, the Company’s shareholders have no preemptive rights to purchase any additional shares of the capital stock that may be issued. Consequently, all or any of the authorized shares may be issued without first offering those shares to existing shareholders for subscription (other than the holders of Series A Preferred Stock). In some situations, the issuance of additional shares of Common Stock could have a dilutive effect on earnings per share, and, for a person who does not purchase additional shares to maintain his or her pro rata interest, on a shareholder’s percentage voting power in the Company. It is not possible to predict in advance whether the issuance of additional shares would have a dilutive effect on earnings per share or on the trading price of the Common Stock, as such effects would depend on the specific circumstances of particular transactions.

In addition, an increase in the number of shares of Common Stock authorized for future issuance may discourage or make more difficult a change in control of the Company. Additional shares could be used to dilute the voting power of, create voting impediments for, or otherwise frustrate the efforts of persons seeking to take over or gain control of the Company, whether or not the change of control is favored by a majority of unaffiliated shareholders. For example, shares could be privately placed with purchasers who side with the Board of Directors in opposing a hostile takeover bid. The availability to the Company of these defensive strategies could discourage unsolicited takeover attempts, thereby limiting the opportunity for the Company’s shareholders to realize a higher price for their shares than the price available in the public markets. The Company has not proposed the increase in the authorized number of shares with the intention of using the additional shares for anti-takeover purposes, but the Board could use the additional shares to discourage an attempt to acquire control of the Company.

The Board of Directors is not proposing the Amendment in response to any effort to accumulate the Company’s stock or to obtain control of the Company by means of a merger, tender offer or solicitation in opposition to management. In addition, the Amendment is not part of any plan by management to recommend a series of similar amendments to the Board of Directors and the shareholders. Finally, the Board does not currently contemplate recommending the adoption of any other amendments to the Articles of Incorporation which could be construed to affect the ability of third parties to take over or change control of the Company.

The Board of Directors believes that the approval of the Amendment is in the best interests of the Company and its shareholders and recommends a vote FOR the approval of the Amendment.

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF AUDITORS

The Audit Committee of the Board of Directors has appointed Wolf & Company, P.C., independent registered public accounting firm, to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2005, and recommends that the shareholders vote for ratification of such appointment. If the shareholders do not ratify the selection of Wolf & Company as the Company’s independent auditors, the selection of such auditors will be reconsidered by the Audit Committee. A representative of Wolf & Company, which served as the Company’s auditors in fiscal 2004, is expected to be present at the Annual Meeting to be available to respond to appropriate questions from shareholders and to make a statement if he or she desires to do so.

The Board of Directors recommends that the shareholders vote FOR the ratification of Wolf & Company, P.C. to serve as the Company’s independent registered public accounting firm for the current fiscal year.

ADDITIONAL INFORMATION

Executive Compensation

Summary Compensation

The following table provides certain summary information with respect to the compensation earned by each of the Named Executive Officers for the fiscal years ended December 31, 2004, 2003 and 2002.

SUMMARY COMPENSATION TABLE

		Annual Compensation(1)		Long-Term Compensation
				Awards	All Other Compensation(2)
Securities Underlying Options (# of Shares)
Name and Principal Position	Year	Salary	Bonus
Thomas W. Davison(3) Chief Executive Officer and President	2004 2003 2002	$293,991 285,004 151,514	$100,000 — —	— 280,000 726,169	$41,000 40,000 5,500

Sean F. Moran(4) Chief Financial Officer	2004 2003 2002	198,283 192,135 96,577	$50,000 — —	— 90,000 181,517	41,000 26,492 3,863

(1)	In accordance with the rules of the Securities and Exchange Commission, certain other annual compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonus for the Named Executive Officer for such year.
(2)	Amounts in this column represent the aggregate dollar amount of the Company’s contributions to the Named Executive Officer’s 401(k) account, paid in shares of our Common Stock.
(3)	Dr. Davison joined SMI as President and Chief Executive Officer in May 2002. Upon the consummation of the Merger, Dr. Davison was elected President and Chief Executive Officer of the Company.
(4)	Mr. Moran joined the Company as Chief Financial Officer in June 2002.

Option/SAR Grants In Fiscal Year 2004

The Company granted no options to purchase shares of Common Stock to any Named Executive Officer during fiscal 2004. The Company granted no stock appreciation rights during fiscal 2004.

Fiscal Year 2004 Aggregated Option Exercises and Fiscal Year-End Option Values

The following table sets forth information with respect to stock options held as of December 31, 2004 by each Named Executive Officer. No stock options were exercised by any Named Executive Officer during fiscal 2004.

FISCAL YEAR END OPTION VALUES

	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised, In-the-Money Options at Fiscal Year End(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas W. Davison	591,661	414,508	$451,826	$304,465
Sean F. Moran	153,274	118,243	28,203	48,079

(1)	Amounts are calculated by subtracting the exercise price of the options from the fair market value of the underlying Common Stock as quoted on The Nasdaq SmallCap Market of $2.14 per share on December 31, 2004, multiplied by the number of shares underlying the options, and do not reflect amounts that actually may be received by the Named Executive Officers upon exercise of options.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

On June 25, 2002, we entered in an employment agreement with Mr. Moran as our Chief Financial Officer that provides an annual salary of $186,000. This agreement also provides for severance payments equal to six months of Mr. Moran’s salary in the event of the termination of his employment other than for cause or voluntarily by Mr. Moran.

Independent Registered Public Accounting Firm

The following is a summary of the fees billed to the Company by Wolf & Company for professional services rendered for the fiscal years ended December 31, 2004 and 2003:

Fee Category	Fiscal 2004	Fiscal 2003
Audit Fees	$64,000	$55,700
Audit-Related Fees	5,000	9,000
Tax Fees	8,300	7,200
All Other Fees	0	980

Total Fees	$77,300	$72,880

Audit Fees.    Consists of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Wolf & Company in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.    Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services consist of the provision of consents in connection with the Company’s Registration Statements.

Tax Fees.    Consists of fees billed for professional services for tax compliance. These services consist of assistance regarding the preparation of federal and state tax returns.

All Other Fees.    Consists of fees billed to the Company by Wolf & Company for products and services other than the services reported above, including assistance with the accounting for a license agreement and with the accounting for non-employee stock options in 2003.

Audit Committee Policy on Pre-Approval of Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Audit Committee Financial Expert

The Board of Directors has determined that Gerard E. Puorro is an “audit committee financial expert” as defined in Item 401(e) of Regulation S-B.

Audit Committee Report

The Audit Committee of the Board of Directors has reviewed and discussed the Company’s audited financial statements for fiscal 2004 with the Company’s management. The Audit Committee has discussed with Wolf & Company, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from Wolf & Company required by Independence Standards Board Standard No. 1 and has discussed with Wolf & Company its independence. The Audit Committee also considered whether Wolf & Company’s provision of non-audit services to the Company is compatible with maintaining Wolf & Company’s independence. Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for fiscal 2004.

AUDIT COMMITTEE

Gerard E. Puorro, Chairman

Joseph F. Amaral

Brian F. Sullivan

The information contained in the foregoing report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference into any of the Company’s previous or future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent specifically incorporated by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Certain Relationships and Related Transactions

2003 Private Placement

In 2003, we completed a private placement of units consisting of shares of Series A Preferred Stock and Warrants to purchase shares of Common Stock (the “2003 Private Placement”). On September 15, 2003, the Company completed the initial closing of the 2003 Private Placement, providing the Company with proceeds of approximately $2.9 million net of the placement agent fee. Individual investors, institutions and certain members of the Board of Directors of the Company purchased 3,139,167 shares of the Company’s Series A Preferred Stock, at a per share purchase price of $1.00. The investors also received warrants to purchase up to 3,139,167 shares of Common Stock.

On September 30, 2003, the Company completed the second closing of the 2003 Private Placement, providing the Company with approximately $500,000 in additional proceeds, net of the placement agent fee. Investors purchased 535,000 shares of Series A Preferred Stock, at a per share purchase price of $1.00. The investors also received warrants to purchase up to 535,000 shares of Common Stock.

On October 14, 2003, the Company completed the final closing of the 2003 Private Placement, providing the Company with approximately $3.1 million in additional proceeds, net of the placement agent fee. Investors purchased the remaining 3,325,833 shares of Series A Preferred Stock, at a per share purchase price of $1.00. The investors also received warrants to purchase up to 3,325,833 shares of Common Stock.

Each share of Series A Preferred Stock was initially convertible into one share of Common Stock, subject to adjustment in certain events. Holders of shares of Series A Preferred Stock are entitled to receive annual 8% dividends, payable in cash or shares of Common Stock at the Company’s election. The Company has the right to convert the shares of Series A Preferred Stock in the event that the closing price of the Common Stock for twenty consecutive trading days is equal to or greater than $3.00 per share. The warrants issued to the investors in the 2003 Private Placement are exercisable at a per share price of $1.50 and expire no later than the fifth anniversary of their issuance date. In addition, the Company has the right to terminate the warrants, upon thirty days notice, in the event that the closing price of the Common Stock for twenty consecutive trading days is equal to or greater than $4.00 per share. The warrants shall be exercisable during such thirty-day notice period.

Each purchaser in the 2003 Private Placement also received pre-emptive rights to participate in certain future issuances, grants or sales of equity or equity-linked securities of the Company. Such pre-emptive rights are based upon the number of shares of Common Stock then held by the purchaser (on a fully diluted basis) and are subject to customary exceptions. Each purchaser shall have the pre-emptive rights only for so long as such purchaser holds shares of Series A Preferred Stock or, if earlier, until the third anniversary of the grant of such rights. The following members of the Board of Directors and 5% shareholders participated in the 2003 Private Placement and purchased the following shares of Series A Preferred Stock and warrants to purchase shares of Common Stock:

	Number of Shares of Series A Preferred Stock		Number of Common Stock Purchase Warrants
Gary S. Kohler	33,334		33,334
Michael R. Wigley	300,000	(1)	300,000	(2)
Robert S. Langer	33,333		33,333
Wigley Irrevocable Trust 1993(3)	450,000		450,000
Essex Woodlands Health Ventures Funds IV, L.P.	100,000		100,000

(1)	Includes (i) an aggregate of 55,000 shares of Series A Preferred Stock purchased by Mr. Wigley as custodian for the benefit of his children, and (ii) an aggregate of 145,000 shares of Series A Preferred Stock purchased by corporations of which Mr. Wigley and his wife are majority stockholders. Mr. Wigley disclaims beneficial ownership of the securities held by him as custodian for the benefit of his children.
(2)	Includes (i) warrants to purchase an aggregate of 55,000 shares of Common Stock purchased by Mr. Wigley as custodian for the benefit of his children, and (ii) warrants to purchase an aggregate of 145,000 shares of Common Stock purchased by corporations of which Mr. Wigley and his wife are majority stockholders. Mr. Wigley disclaims beneficial ownership of the securities held by him as custodian for the benefit of his children.
(3)	The Wigley Irrevocable Trust 1993 is a trust for the benefit of children of Michael R. Wigley, a member of the Board of Directors of the Company. Mr. Wigley disclaims beneficial ownership of all shares held by the Wigley Irrevocable Trust 1993.

On October 27, 2004, the Company issued an aggregate of 989 shares of Common Stock to Mr. Kohler in payment of the annual 8% dividend payable on his shares of Series A Preferred Stock.

2004 Private Placement

In 2004, we completed a private placement (the “2004 Private Placement”) that provided the Company with net proceeds of approximately $4.2 million pursuant to the terms of a Common Stock and Warrant Purchase Agreement, dated as of December 8, 2004 (the “Purchase Agreement”). Under the terms of the Purchase Agreement, at the initial closing of the 2004 Private Placement on December 8, 2004, investors purchased 2,464,713 shares of the Company’s Common Stock in a private placement at a per share purchase price of $1.70 (with the exceptions noted below). The investors also received warrants (together with the Placement Agent Warrants, the “Warrants”) to purchase up to 985,886 shares of Common Stock. At the second closing of the 2004 Private Placement on December 15, 2004, investors purchased 171,287 shares of the Company’s Common Stock and Warrants to purchase up to 68,514 shares of Common Stock, on the same terms as the initial closing. The

Warrants are exercisable at a per share price of $2.45 and will expire no later than the fifth anniversary of the issue date. In addition, the Company shall have the right to terminate the Warrants, upon thirty days notice, in the event that the closing price of the Company’s common stock for twenty consecutive trading days is equal to or greater than $4.90 per share.

The Company agreed to pay to the placement agent for the 2004 Private Placement for its services (a) a cash fee of seven percent of all funds received by the Company in the 2004 Private Placement from all investors, excluding Warrants, and (b) warrants to purchase a number of shares of Common Stock of the Company equal to five percent of the aggregate number of shares of Common Stock issued in the 2004 Private Placement, on the identical terms and conditions (including a per share exercise price of $2.45) with the Warrants (the “Placement Agent Warrants”). The Company will also reimburse the placement agent for all pre-approved expenses in connection with the 2004 Private Placement. In addition, the placement agent received contractual rights of indemnification from the Company relating to the placement agent’s participation in the 2004 Private Placement.

In the 2004 Private Placement, Michael R. Wigley, Chairman of the Board of the Company, purchased 58,825 shares of Common Stock at a per share purchase price of $2.00 (equal to the closing price of the Common Stock on the Nasdaq SmallCap Market on December 7, 2004), for an aggregate purchase price of $117,650.00. Mr. Wigley also received Warrants for the purchase of 23,530 shares of Common Stock. In addition, Great Plains Companies, Inc. (“Great Plains”) purchased 58,825 shares of Common Stock at a per share purchase price of $2.00 (equal to the closing price of the Common Stock on the Nasdaq SmallCap Market on December 7, 2004), for an aggregate purchase price of $117,650.00. Great Plains also received Warrants for the purchase of 23,530 shares of Common Stock. Mr. Wigley is the Chief Executive Officer and the majority shareholder of Great Plains. In addition, a trust for the benefit of Mr. Wigley’s children purchased 58,825 shares of Common Stock and Warrants for the purchase of 23,530 shares of Common Stock, for an aggregate purchase price of $100,002.50.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than ten percent of the Company’s Common Stock, to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission. Except as described below, and based solely on its review of the copies of such forms received or written representations from certain reporting persons, the Company believes that, during fiscal 2004, its officers, directors and ten-percent shareholders complied with all applicable Section 16(a) filing requirements applicable to such individuals.

Michael R. Wigley, the Company’s Chairman of the Board, reported the conversion on May 20, 2004 by Great Plains Companies, Inc., a corporation of which Mr. Wigley and his wife are majority stockholders, of 35,000 shares of Series A Preferred Stock and the accrued dividends thereon into 36,672 shares of Common Stock on a Form 4/A filed on June 1, 2004.

Robert S. Langer, a member of the Board of Directors, reported the conversion on May 26, 2004 of 33,333 shares of Series A Preferred Stock and the accrued dividends thereon into 35,211 shares of Common Stock on a Form 4 filed on January 5, 2005.

Involvement in Legal Proceedings

On January 13, 2003, the Securities and Exchange Commission issued a cease-and-desist order relating to an SEC Administrative Proceeding, Release No. 34-47167, instituted against Anika Therapeutics, Inc. (“Anika”), the former chief executive officer of Anika, and Sean F. Moran, the Company’s Chief Financial Officer and the former chief financial officer of Anika, in connection with a SEC investigation and findings of violations of securities laws related to Anika’s improper recognition of certain revenues in 1998 and 1999. In accordance with the final terms of the Order, Mr. Moran agreed to cease and desist from committing or causing any violations and any future violations of certain sections and rules promulgated under the Exchange Act. The SEC has not imposed any fines or additional penalties on Mr. Moran in connection with this investigation.

Annual Report on Form 10-KSB

The Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, including exhibits, is available without charge upon request from the Company. Requests for copies of the Annual Report on Form 10-KSB should be sent to the Secretary of the Company at its offices, 10 Forge Parkway, Franklin, Massachusetts 02038.

Other Matters

The Board does not know of any other matter which may come before the Annual Meeting. If any other matters are properly presented to the Annual Meeting, it is the intention of the persons named as proxies in the accompanying proxy card to vote, or otherwise to act, in accordance with their best judgment on such matters.

The Board hopes that shareholders will attend the Annual Meeting. Whether or not you plan to attend, you are urged to sign, date and complete the enclosed proxy card and return it in the accompanying envelope. A prompt response will greatly facilitate arrangements for the Annual Meeting, and your cooperation will be appreciated. Shareholders who attend the Annual Meeting may vote their shares even though they have sent in their proxies.

Proposals of Shareholders for 2006 Annual Meeting

Any proposal that a shareholder of the Company wishes to be considered for inclusion in the Company’s proxy statement and proxy card for the Company’s 2006 Annual Meeting of Shareholders (the “2006 Annual Meeting”) must be submitted to the Secretary of the Company at its offices, 10 Forge Parkway, Franklin, Massachusetts 02038, no later than [                    ]. In addition, such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act.

If a shareholder of the Company wishes to present a proposal before the 2006 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company’s proxy statement and proxy card, such shareholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary of the Company must receive such notice no later than [                    ]. If a shareholder fails to provide timely notice of a proposal to be presented at the 2006 Annual Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal.

By Order of the Board of Directors

Sean Moran, Secretary

Franklin, Massachusetts

April [    ], 2005

Preliminary Copy

APPENDIX I

Sontra Medical Corporation

Annual Meeting of Shareholders

Tuesday, May 24, 2005

1:00 p.m. Local Time

Company Offices

10 Forge Parkway

Franklin, MA 02038

Sontra Medical Corporation

10 Forge Parkway

Franklin, MA 02038	proxy

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE

ANNUAL MEETING ON MAY 24, 2005.

The undersigned, having received notice of the Annual Meeting of Shareholders and the Board of Directors’ proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Thomas W. Davison and Sean F. Moran, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Shareholders of Sontra Medical Corporation (the “Company”) to be held on Tuesday, May 24, 2005, at 1:00 p.m., local time, at the offices of the Company, 10 Forge Parkway, Franklin, Massachusetts 02038, and any adjournments thereof, and there to vote and act upon the following matters proposed by the Company in respect of all shares of stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present. None of the following proposals is conditioned upon the approval of any other proposal.

In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR PROPOSAL, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY

CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

SEE REVERSE FOR VOTING INSTRUCTIONS.

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1. Election of directors: (each to serve for the ensuing year)

01 Thomas W. Davison	04 Michael R. Wigley	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees
02 Joseph F. Amaral	05 Robert S. Langer
03 Gary S. Kohler	06 Brian F. Sullivan
07 Gerard E. Puorro

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

______________________________

______________________________

2.       To approve an amendment to the Company’s Second Amended and Restated Articles of Incorporation to increase the number of shares of Common Stock authorized for issuance from 40,000,000 to 60,000,000 shares.

☐ FOR            ☐ AGAINST            ☐ ABSTAIN

3. To ratify the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the current fiscal year.

☐ FOR            ☐ AGAINST            ☐ ABSTAIN

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH OF THE DIRECTOR NOMINEES AND “FOR” EACH OF PROPOSALS 2 AND 3.

Date

Signature(s) in Box

Please sign exactly as your name(s) appears on proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Address Change? Mark Box  ☐

Indicate changes below: